**PRESS RELEASE**

To:                   All Area News Agencies

From:                 First Commonwealth Financial Corporation

Date:                  April 17, 2003

For More Information Contact: John Dolan, Executive Vice President and Chief Financial Officer, First Commonwealth Financial Corporation, (724) 349-7220

FIRST COMMONWEALTH ANNOUNCES FIRST QUARTER EARNINGS

INDIANA, PA – First Commonwealth Financial Corporation (NYSE:FCF) reported net income of $13.3 million for the first quarter of 2003 which translates into $0.23 basic and diluted earnings per share compared to $7.6 million net income and $0.13 basic and diluted earnings per share for the comparable period in 2002.

The 2002 results included the effects of an $8.0 million (pre-tax) settlement of litigation and the 2003 period reflects a partial recovery from insurance for that claim in the amount of $610 thousand (pre-tax).  These items, net of tax, increased net income in 2003 by $397 thousand and reduced net income by $5.2 million in the 2002 period.   Return on equity was 13.15% and return on assets was 1.19% for the first quarter of 2003 compared to 8.09% and 0.68%, respectively in the 2002 period.

Net Interest Income

Net interest income declined $1.2 million in 2003, primarily as the earning asset yields declined faster than funding costs.  Net interest income, on a fully tax-equivalent basis, as a percentage of average earning assets (“net interest margin”) was 3.78% in the 2003 period compared to 3.82% in the 2002 quarter.  Continued low or declining interest rates would tend to continue to strain net interest income.

Noninterest income

Net securities gains increased $2.2 million in the 2003 quarter when compared to the first quarter of 2002 through the sale of a combination of debt and equity securities.  The debt securities sold had an average remaining life of one year and proceeds were reinvested in securities with an average life of three years to partially mitigate the Corporation’s exposure to low and declining interest rates.

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Noninterest Expense

Noninterest expenses decreased $7.7 million during the 2003 quarter when compared to the first quarter of 2002, primarily reflecting the effects of the above mentioned litigation settlement.  The most significant other noninterest expense item that increased was employee benefit costs with hospitalization costs increasing 22%.

Provision for Credit Losses

The provision for credit losses increased $543 thousand reflecting an increase in loan values and continued uncertainty in the economy.  The first quarter of 2003 reflected a $361 thousand improvement in net charge-offs when compared to the 2002 quarter and was primarily due to increased recoveries of previously charged-off loans.

Credit quality

Nonperforming loan levels continue to show improvement at March 31, 2003 when compared March 31, 2002.  Nonaccrual loans contained two significant credits that were described in the 2002 Form 10K and Annual Report.  The largest credit ($6.1million) carries an 80% guaranty of a U.S. government agency.  While a sale of the underlying assets is pending, delays with the bankruptcy court would result in the final sale and resolution of the remaining balance occurring in the third quarter 2003.  The second credit, which was $3.1 million at March 31, 2003, continues to be resolved through the liquidation of collateral and exercising other remedies.  While the final resolution of this credit is uncertain, the potential loss on this credit is reserved.  The Corporation believes that the allowance for credit losses is adequate at this time.  Other significant credits are monitored closely.  The uncertain economic conditions present a risk to the company and the industry but management feels that its risk management process is thorough and serves as an early warning system so that an appropriate response will be promptly implemented.

First Commonwealth Financial Corporation is a $4.6 billion bank holding company headquartered in Indiana, PA.  It operates in 18 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank.  Financial services and insurance products are also provided through First Commonwealth Trust Company, First Commonwealth Financial Advisors, Inc. and First Commonwealth Insurance Agency.  The Corporation also operates First Commonwealth Systems Corporation, a data processing subsidiary, First Commonwealth Professional Resources, Inc., a support services subsidiary, and jointly owns Commonwealth Trust Credit Life Insurance Company, a credit life reinsurance company.

Statements contained in this press release that are not historical facts are forward looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimates results.  Such risks and uncertainties are detailed in the Corporation’s filings with the Securities and Exchange Commission.

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FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	For the Quarter
	Ended March 31,
	2003	2002
Interest income	$62,317	$70,523
Interest expense	25,471	32,481
Net interest income	36,846	38,042
Provision for credit losses	3,460	2,917
Net interest income after provision for credit losses	33,386	35,125

Securities gains	2,234	39
Trust income	1,185	1,213
Service charges on deposits	2,849	2,693
Insurance commissions	797	856
Income from bank owned life insurance	1,046	1,069
Other income	2,960	2,519
Total other income	11,071	8,389

Salaries and employee benefits	15,335	14,643
Net occupancy expense	1,974	1,686
Furniture and equipment expense	2,552	2,398
Data processing expense	527	442
Pennsylvania shares tax expense	1,060	995
Intangible amortization	7	120
Litigation settlement	(610)	8,000
Other operating expense	6,927	7,159
Total other expenses	27,772	35,443
Income before income taxes	16,685	8,071
Applicable income taxes	3,381	433
Net income	$13,304	$7,638

Average shares outstanding	58,707,803	58,142,359
Average shares outstanding assuming dilution	58,938,791	58,484,806

Per Share Data:
Basic earnings per share	$0.23	$0.13
Diluted earnings per share	$0.23	$0.13
Cash dividends per share	$0.155	$0.150

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

Asset Quality Data At March 31,
	2003	2002
Loans on nonaccrual basis	$22,982	$24,589
Past due loans	13,007	15,594
Renegotiated loans	205	827
Total nonperforming loans	$36,194	$41,010
Loans outstanding at end of period	$2,649,872	$2,587,925
Average loans outstanding(year-to-date)	$2,633,040	$2,568,911
Allowance for credit losses	$35,321	$34,078
Nonperforming loans as percent of total loans	1.37%	1.58%
Net charge-offs(year-to-date)	$2,635	$2,996
Net charge-offs as percent of average loans	0.10%	0.12%
Allowance for credit losses as percent of average loans
outstanding	1.34%	1.33%
Allowance for credit losses as percent of nonperforming
loans	97.59%	83.10%
Other real estate owned	$1,862	$2,106

End of Period Data At March 31,
	2003	2002
Assets	$4,575,457	$4,533,633
Earning assets	$4,340,376	$4,308,255
Securities	$1,688,623	$1,716,901
Loans,net of unearned income	$2,649,872	$2,587,925
Total deposits	$3,147,135	$3,104,553
Non-interest bearing deposits	$364,495	$373,405
NOW, Moneymarket & Savings	$1,175,628	$1,098,117
Time deposits	$1,607,012	$1,633,031
Short-term borrowings	$408,725	$341,985
Long-term debt	$579,230	$681,858
Other liabilities	$33,698	$36,989
Shareholders' equity	$406,668	$368,248
Shares outstanding	58,997,787	58,633,137
Book value per share	$6.89	$6.28
Market value per share	$11.65	$13.24

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

Quarter To Date Average Balances At March 31,
	2003	2002
Assets	$4,529,375	$4,540,251
Earning assets	$4,269,839	$4,295,989
Securities	$1,635,064	$1,724,562
Loans,net of unearned income	$2,633,040	$2,568,911
Deposits	$3,065,510	$3,085,192
Shareholders' Equity	$410,180	$382,950

Profitability Ratios
	For the Quarter
	Ended March 31,
	2003	2002
Return on average assets	1.19%	0.68%
Return on average equity	13.15%	8.09%
Yield on earning assets (FTE)	6.16%	6.84%
Total cost of funds	2.77%	3.51%
Net interest margin (FTE)	3.78%	3.82%
Efficiency ratio (FTE) (a)	54.60%	72.52%
Fully tax equivalent adjustment	$2,946	$2,441

(a) Efficiency ratio is "total other expenses" as a percentage of total revenue. Total revenue consists of "net interest income, on a fully tax-equivalent basis", plus "total other income".